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                                                                  Exhibit 10.106

                            STOCK PURCHASE AGREEMENT

    This Agreement is made as of this 30th day of August, 2001 ("Effective Date") by and between Micron Technology, Inc., ("Seller") and Micron Semiconductor Products, Inc. ("Purchaser").

    In consideration of the mutual covenants and representations herein set forth, the Seller and Purchaser agree as follows:

    1.  Purchase and Sale of Shares.

        (a) Subject to the terms and conditions of this Agreement, the Seller hereby sells to Purchaser and Purchaser hereby purchases from the Seller, fifty-eight million, six hundred twenty-two thousand, eight hundred sixty-three (58,622,863) shares of the outstanding common stock of Micron Electronics, Inc., now known as Interland, Inc., represented by Certificate No.'s M-1913, M-8508, M-8510, M-8511, M-8512, M-8513, M-8999, M-9000 (the
    "Shares") at a price of $1.605 per share, for an aggregate purchase price of $94,089,695.12. The purchase price for the Shares shall be paid upon delivery of the Shares to Purchaser.

    2.  Assignment of and Assumption of Agreements

        (a) Shareholder Agreement. Pursuant to Section 1(viii) of the MTI Shareholder Agreement entered into as of March 22, 2001, by and among Micron Electronics, Inc., now known as Interland, Inc., and the Seller, Seller is transferring the Shares to Purchaser, which is a "controlled Affiliate of MTI". As required by the MTI Shareholder Agreement, Purchaser hereby agrees to be bound by Section 1 of the MTI Shareholder Agreement with respect to the Shares.

        (b) Registration Rights Agreement. Pursuant to Section 1.7(i) of the Amended and Restated Registration Rights Agreement entered into as of August 6, 2001, by and between Micron Technology, Inc., Micron
    Electronics, Inc., now known as Interland, Inc., and certain other parties, Seller hereby assigns its rights contained in the Amended and Restated Registration Rights Agreement to Purchaser. As required by the Amended and Restated Registration Rights Agreement, Purchaser hereby agrees to be bound by and subject to the terms and conditions of the Amended and Restated Registration Rights Agreement.

    3. Stock Dividends, Splits. If after the Effective Date, there is any stock dividend, stock split or other change in the character or amount of the Shares, then, in such event, Purchaser shall be entitled to any and all payments and securities to which the holder of the Shares is entitled and any new, additional or substituted securities shall be immediately subject to this Agreement and be included in the definition of "Shares" herein.

    4. Purchaser's Representations. In connection with his purchase of the Shares, Purchaser hereby represents and warrants to the Seller as follows:

        (a)  Investment Intent; Capacity to Protect Interests.  Purchaser is


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    purchasing the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act").

        (b) Restricted Securities. Purchaser understands and acknowledges that the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

    5.  Miscellaneous.

        (a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement

        (b) This Agreement shall be governed by the laws of the state of Idaho, without reference to conflicts of laws principles, and any issues arising as a result of this Agreement shall be adjudicated in the state of Idaho.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:                                   SELLER:

MICRON SEMICONDUCTOR PRODUCTS, INC.          MICRON TECHNOLOGY, INC.

By:    /s/ Steven R. Appleton                By:    /s/ W.G. Stover, Jr.
       ------------------------              ---------------------
Name:  Steven R. Appleton                    Name:  W.G. Stover, Jr.
Title: Chairman                              Title: VP of Finance and CFO

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